Exhibit 10.9

AMENDMENT NO. 3 TO AMENDED AND RESTATED SECURED PROMISSORY NOTE

Amendment No. 3 to Amended and Restated Secured Promissory Note (this “Amendment”), dated as of May 9, 2022, between GP 2XCV LLC, a Delaware limited liability company (the “Borrower”), and B. RILEY COMMERCIAL CAPITAL, LLC, a Delaware limited liability company, or its assigns (the “Noteholder,” and together with the Borrower, the “Parties”).

WHEREAS, the Borrower has issued to the Noteholder an Amended and Restated Secured Promissory Note, with an effective date of November 17, 2021 and an amendment and restatement date of December 7, 2021 (as amended to date, and as amended, restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Note”);

WHEREAS, the Parties desire to amend the Note on the terms and subject to the conditions set forth herein;

WHEREAS, the Borrower has requested, and the Noteholder has agreed, to amend the Note as set forth below, to extend the maturity thereof; and

WHEREAS, pursuant to Section 13.11 of the Note, the amendment requested by the Borrower must be contained in a written agreement signed by the Borrower and the Noteholder.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Definitions. Capitalized terms used and not defined in this Amendment shall have the respective meanings given them in the Note.

2.Amendment to the Note. The definition of “Maturity Date” in Section 1.1 of the Note is hereby deleted in its entirety and replaced with the following:

““Maturity Date” means the earlier of (a) June 10, 2023 and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 3.3 or Section 11, provided that if no Event of Default has occurred and is then continuing the Maturity Date with respect to the Revolving Loans only shall be automatically extended for successive six (6) month periods upon payment of the applicable fees payable pursuant to the Fee Letter, unless upon not less than thirty (30) days’ written notice by one party to the other prior to the next occurring Maturity Date, such party does elects not to extend the Maturity Date.”

3.Limited Effect. Except as expressly provided hereby, all of the terms and provisions of the Note and the other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed by the Borrower. The amendment contained herein shall not be construed as a waiver or amendment of any other provision of the Note or the other Loan Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Borrower that would require the waiver or consent of Noteholder.

4.Conditions Precedent. This Amendment shall become effective upon the date (the “Effective Date”) on which the Noteholder shall have received:

(a)This Amendment, duly executed and delivered by the Borrower;

(b)in form and substance satisfactory to the Noteholder, a certificate from each Loan Party, certified by an authorized officer of such Loan Party, confirming: (i) each of the representations and warranties made by such Loan Party in or pursuant to the Loan Documents is true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof (except that any representation or warranty which by its terms is made as of an earlier date shall be true and correct in all material respects as of such earlier date), (ii) no Default or Event of Default has occurred or is continuing as of the date thereof, and (iii) the resolutions of the governing body of such Loan Party approving this Amendment and the transactions contemplated hereby;

(c)a favorable written opinion of Willkie, Farr & Gallagher, LLP, counsel to the Loan Parties, addressed to the Noteholder and covering such matters relating to the Loan Parties, this Amendment, and the transactions contemplated herein and therein as the Noteholder shall reasonably request;

(d)Each of the representations and warranties made by each Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (except where such representations and warranties that are qualified by “materiality”, “in all material respects”, “Material Adverse Effect” or words of similar import, then such representations and warranties shall be true and correct in all respects) on and as of the Effective Date; and

(e)No Default or Event of Default shall have occurred and be continuing on the Effective Date.

5.Representations and Warranties. The Borrower hereby represents and warrants to the Noteholder (before and after giving effect to this Amendment) that:

(a)This Amendment has been duly executed and delivered on behalf of the Borrower. This Amendment and the Note constitute the legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b)Each of the representations and warranties made by the Borrower herein or in or pursuant to the Loan Documents is true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof (except that any representation or warranty which by its terms is made as of an earlier date shall be true and correct in all material respects as of such earlier date).

(c)No Default or Event of Default has occurred and is continuing, or will result from this Amendment.

6.Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the Borrower, the Noteholder, and each of their respective permitted successors and assigns.

7.Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

8.Counterparts. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Amendment by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

9.Costs and Expenses. The Borrower agrees to pay or reimburse the Noteholder for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable and documented out-of- pocket fees and disbursements of counsel to the Noteholder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

GP 2XCV LLC

		By	/s/ Matt Brown
		Name:	Matt Brown
		Title:	Manager – Authorized Person

B. RILEY COMMERCIAL CAPITAL, LLC

		By	/s/ Phillip J. Ahn
		Name:	Phillip J. Ahn
		Title:	CFO

Acknowledged:
GP 2XCV HOLDINGS LLC

By	/s/ Matt Brown
Name:	Matt Brown
Title:	Manager – Authorized Person